AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 31, 2009

REGISTRATION NO. 333-113759

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VERSO TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	7373	41-1484525
(State or other	(Primary Standard	(I.R.S. Employer
jurisdiction of	Industrial	Identification No.)
incorporation or	Classification
organization)	Code Number)

400 Galleria Parkway
Suite 200
Atlanta, Georgia 30339
(678) 589-3500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Darryl S. Laddin
as Trustee
171 17th Street NW
Suite 2100
Atlanta, Georgia 30363
(404) 873-8500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Robert F. Dow, Esq.
Arnall Golden Gregory LLP
171 17th Street NW,
Suite 2100
Atlanta, Georgia 30363
(404) 873-8706

[Missing Graphic Reference]

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-3, Registration No. 333-113759 (the "Registration Statement"), of Verso Technologies, Inc. (the "Company"), which was filed with the Securities and Exchange Commission on April 28, 2005.  The Registration Statement registered 2,720,683 shares of the Company's common stock, par value $0.01 per share ("Common Stock"), for resale by the selling security holders named in therein (as adjusted for the Company’s one-for-five reverse stock split effective October 11, 2005).

The offering pursuant to the Registration Statement has been terminated. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the Common Stock registered, but unsold, under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act and Rule 478 thereunder, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta and State of Georgia, on the 30th day of July, 2009.

VERSO TECHNOLOGIES, INC.

By: /s/ Darryl S. Laddin
Darryl S. Laddin, as Trustee for the
Verso Technologies, Inc.
Liquidating Trust and as Agent for Service